                           LATTICE SEMICONDUCTOR CORPORATION

                    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (Amounts in thousands of dollars)


                                                 FISCAL YEAR ENDED                            SIX MONTHS ENDED
                                                 -----------------                            ----------------

                                April 1,  March 30,  March 29,  March 28,  April 3,           Sept. 26,  Oct. 2,
                                 1995       1996       1997       1998      1999                1998      1999
                                 ----       ----       ----       ----      ----                ----      ----
Pre-tax income (loss) from
 continuing operations         $40,617    $63,245    $67,678    $85,708    $62,292            $29,165  $(83,066)
                              ========   ========   ========   ========   ========           ========  ========

Fixed charges:
 Interest expense
 including amortization of
 debt issuance costs                                                                                      4,908

 Rental                            269        328        325        339        396                179       249
                              --------   --------   --------   --------   --------           --------  --------

Total fixed charges            $   269    $   328    $   325    $   339    $   396            $   179   $ 5,157
                              ========   ========   ========   ========   ========           ========  ========

Pre-tax income (loss)
 from continuing operations
 plus fixed charges            $40,886    $63,573    $68,003    $86,047    $62,688            $29,344   $(77,909)
                              ========   ========   ========   ========   ========            =======   ========

Ratio of earnings to fixed
 charges (1)                      152         194        209        254        158                164        -
                              =======    ========   ========   ========   ========            =======   ========


(1) Lattice would have had to generate additional earnings of $83.1 million for the six month period ended October 2, 1999 to achieve a ratio of 1:1.